UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2010

HELIX WIND, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52107 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

1848 Commercial Street
San Diego, California 92113
 (Address of Principal Executive Offices, Zip Code)

(877) 246-4354
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective as of February 2, 2010, Helix Wind, Corp., a Nevada corporation (the “Company”), entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) with St. George Investments, LLC, an Illinois limited liability company (the “Investor”) pursuant to which, among other things, the Company issued (i) a convertible secured promissory note in the aggregate principal amount of $780,000 (the “Note”) and (ii) a five-year warrant (the “Warrant”) to purchase up to an aggregate of 300,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), subject to adjustment, with an exercise price of $1.25 per share. The Warrant contains a cashless exercise provision. The Purchase Agreement also contains representations, warranties and indemnifications by the Company and the Investor, as well as piggyback registration rights for the Common Stock underlying the Note and the Warrant.

On February 2, 2010, the Investor submitted to the Company $400,000 pursuant to the terms of the Note, and on March 2, 2010 if there is no default and no Triggering Event (as such term is defined in the Note) has occurred, the Investor is required to fund the balance of $185,000 if all the conditions contained in the Purchase Agreement are satisfied.

The obligations of the Company to the Investor are secured by a pledge made by Ian Gardner, the Chief Executive Officer of the Company, of 4,800,000 of his shares of common stock of the Company. The Company also executed and delivered a Confession of Judgment in favor of the Investor.

In connection with the financing, Dominick & Dominick, the placement agent, received a cash payment of $48,000 and the issuance of 48,000 warrants to purchase 48,000 shares of common stock. The warrants have the same terms as those issued to St. George.

The following is a brief summary of each of those agreements. These summaries are not complete, and are qualified in their entirety by reference to the full text of the agreements that are attached as exhibits to this Current Report on Form 8-K. Readers should review those agreements for a more complete understanding of the terms and conditions associated with this transaction.

Purchase Agreement

Pursuant to the Purchase Agreement, so long as the Note is outstanding, the Company will not (i) incur any new indebtedness for borrowed money without the prior written consent of the Investor; provided, however the Company may incur obligations under trade payables in the ordinary course of business consistent with past practice without the consent of the Investor; (ii) grant or permit any security interest (or other lien or other encumbrance) in or on any of its assets; and (iii) enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any affiliate of the Company, or amend or modify any agreement related to any of the foregoing, except on terms that are no less favorable, in any material respect, than those obtainable from any person who is not an affiliate.

Note

The Note matures on the earlier of 6 months from the date of issuance or when the Company raises in excess of $5,000,000. If there is a default the Note will accrue interest at the rate of 18% per annum. The Note is convertible into Common Stock at a price of which is the lower of the average volume weighted average price for the three trading days with the lowest average VWAP of the twenty days prior to the conversion notice or 50% of the VWAP over the 5 days prior such notice.  The shares deliverable to the Investor must be delivered electronically, via DWAC or DTC. If the Company does not deliver shares issuable upon conversion of the Note within three days of a conversion notice, the Company must pay the Investor a penalty of 1.5% of the conversion amount added to the balance of the Note per day. The number of shares the Note is convertible into is subject to customary anti-dilution provisions.

Upon any of the following trigger events, the outstanding amount due under the Note is increased to 125% and the Note accrues interest at the rate of 18%: (i) there is a decline in the VWAP for 5 days to a per share price of less than $1.50; (ii) there is a decline in the 5-day average dollar volume to less than $100,000 of volume per day; (iii) a decline in the total value of the pledge to a value of less than 5 times the outstanding balance of the Note; or (iv) an Event of Default. An Event of Default  includes (i) a failure to pay any amount due under the Note when due; (ii) a failure to deliver shares upon conversion of the Note; (iii) the market value of the collateral (the 4,800,000 shares pledged by Mr. Gardner) does not equal or exceed 500% of the outstanding amount of the Note; (iv) any trigger event which is not cured within 3 days; (v) the Company breaches any covenant, representation or other term or condition in the Purchase Agreement, Note or other transaction document; or (vi) upon bankruptcy events.

Warrant

The Warrant provides the holder the right to purchase up to 300,000 shares of Common Stock, subject to adjustment as described in the Warrant, at an exercise purchase price of $1.25 per share.  The Warrant is exercisable for five years, commencing from the date of issuance. The Warrant has anti-dilution and cashless exercise rights. If the Company fails to deliver shares issuable upon exercise of the Warrant within three days, the Company shall pay the Investor $100 per day for each $10,000 of exercise price subject to the delivery default.

The Note and the Warrant contain certain limitations on conversion and exercise. They provide that no conversion or exercise may be made if, after giving effect to the conversion and/or exercise, the subscriber would own in excess of 9.99% of the Company’s outstanding shares of Common Stock.

Other than Excepted Issuances (described below), if the Note and Warrant are outstanding, the Company agrees to issue shares or securities convertible for shares at a price (including an exercise price) which is less than the conversion price of the Note or exercise price of the Warrant, then the conversion price and exercise price, as the case may be, shall be reduced to the price of any such securities. The only Excepted Issuances are (i) the Company’s issuance of securities to strategic licensing agreements or other partnering agreements which are not for the purpose of raising capital and no registration rights are granted and (ii) the Company’s issuance to employee, directors and consultants pursuant to plans outstanding.

The Note and Warrant were offered and sold in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

For all the terms and conditions of the Purchase Agreement, Note and Warrant, reference is hereby made to such documents annexed hereto as Exhibits 10.1, 10.2 and 10.3, respectively. All statements made herein concerning the foregoing documents are qualified by reference to said Exhibit.

Section 3-Securities and Trading Markets
Item 3.02  Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 8 – Other Events
Item 8.01 Other Events

Pursuant to of the Company’s obligations (i) under the Asset Purchase Agreement, dated as of September 9, 2009 between the Company, Abundant Renewable Energy, LLC (“ARE”), Renewable Energy Engineering, Robert W. Preus and Helen M. Hull, as subsequently amended, and (ii) in connection with the testimony given by Mr. Ian Gardner, the Company’s CEO, in the United States Bankruptcy Court for the District of Oregon on December 3, 2009, the Company agreed to irrevocably pledge shares of the Company to ARE as a demonstration of the Company’s commitment to and confidence in the funding of ARE’s plan of reorganization.  As a result, on February 1, 2010, the Company issued to Schwabe, Williamson & Wyatt, as escrow agent, 1,101,322 shares of restricted common stock of the Company; such issuance represented a current fair market value of $2,500,000 calculated on the 30 day average final bid price.  These shares are subject to be released by the escrow agent (i) upon consummation of the Company’s purchase of ARE as approved by the Court, in which case the shares will be transferred to ARE or returned to the Company as directed by the Court; (ii) upon the denial of ARE’s bankruptcy, in which case the shares will be transferred to ARE; or (iii) upon a written order from the Court, in which case the transfer agent will transfer the shares in accordance with such order. The shares are further subject to a lock-up agreement which prohibits the transfer of the shares for a 12-month period.

Section 9-Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1
Note and Warrant Purchase Agreement, dated as of January 27, 2010, is entered into by and between Helix Wind, Corp., a Nevada corporation and St. George Investments, LLC, an Illinois limited liability company

10.2	Convertible Secured Promissory Note dated as of January 27, 2010, in the aggregate principal amount of $780,000 issued to St. George Investments, LLC
10.3	Warrant to purchase shares of common stock of Helix Wind, Corp.
10.4	Stock Pledge Agreement is entered into as of the 27th day of January, 2010 by and between St. George Investments, LLC and Ian Gardner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX WIND, CORP.

By: /s/ Ian Gardner
Name: Ian Gardner
Title: CEO

Date:  February 8, 2010